As filed with the Securities and Exchange Commission on May 12, 2020
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
Registration Statement
Under
the Securities Act of 1933
Insulet Corporation
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or organization)
04-3523891
(I.R.S. Employer Identification Number)
100 Nagog Park
Acton Massachusetts 01720
(978) 600-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John W. Kapples
Senior Vice President, General Counsel and Secretary
Insulet Corporation
100 Nagog Park
Acton, Massachusetts 01720
(978) 600-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Adam O. Emmerich, Esq.
Viktor Sapezhnikov, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
(212) 403-1000
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicated by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (check one).
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to Be Registered	Amount to Be Registered(1),(2)	Proposed Maximum Offering Price Per Unit(1),(2)	Proposed Maximum Aggregate Offering Price(1),(2)	Amount of Registration Fee(3)
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
Total
(1)	Not specified pursuant to General Instruction II.E of Form S-3.
(2)
An indeterminate amount or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent that the terms of any such securities provide for such conversion, exchange or exercise. Separate consideration may or may not be received for securities that are issuable on conversion, exchange or exercise of other securities.

(3)
In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a pay-as-you-go basis.

PROSPECTUS

100 Nagog Park
Acton, Massachusetts 01720
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
We may offer and sell to the public from time to time, at prices and on terms to be determined at the time of offering, in one or more series or issuances:
•	Common Stock;
•	Preferred Stock;
•	Debt Securities;
•	Warrants; and
•	Units.
The Preferred Stock, Debt Securities and Warrants may be convertible or exercisable or exchangeable for Common Stock, Preferred Stock or other securities. The Debt Securities may consist of debentures, notes or other types of debt and may be guaranteed by certain of our subsidiaries.
When we offer securities pursuant to this prospectus, we will provide specific terms of the offering and any material U.S. Federal income tax considerations pertaining to an investment in the securities in supplements to this prospectus. The securities offered by this prospectus and any prospectus supplement may be offered directly to investors or to or through underwriters, dealers or other agents on a continuous or delayed basis. See “Plan of Distribution.” If any underwriters or dealers are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.
Investing in our securities involves risks. You should read this prospectus, including the risk factors incorporated herein by reference on page 4, and in any prospectus supplement, as well as the information in the “Special Note Regarding Forward-Looking Statements” on page 1 of this prospectus, carefully before you invest. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under the prospectus supplement.
The shares of Common Stock are listed on The NASDAQ Global Market under the trading symbol “PODD.” Other than for shares of Common Stock, there is no market for the other securities we may offer.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 12, 2020

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement (the “registration statement”) that we have filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, the Company may sell, from time to time, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings. The registration statement, including the attached exhibits and schedules, contains additional relevant information about the Company and the securities. The registration statement can be read at the SEC’s website (www.sec.gov) or at the offices mentioned under the heading “Where You Can Find More Information.”
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described in this prospectus under the heading “Where You Can Find More Information.”
In this prospectus, unless the context otherwise requires or unless the applicable prospectus supplement otherwise indicates, all references to: (i) the “Company,” “Insulet,” “we,” “us” and “our” mean Insulet Corporation, a Delaware corporation, and/or its subsidiaries; (ii) “securities” means, collectively, shares of Common Stock, shares of Preferred Stock, Debt Securities, Warrants and Units; (iii) “Common Stock” means shares of common stock of the Company, par value $0.001 per share; (iv) “Preferred Stock” means shares of preferred stock of the Company, par value $0.001 per share; (v) “Debt Securities” means the debt securities of the Company that may be offered and sold pursuant to the registration statement to which this prospectus relates; (vi) “Warrants” means warrants to purchase securities of the Company that may be offered and sold pursuant to the registration statement to which this prospectus relates and (vii) “Units” means units consisting of one or more of our Common Stock, Preferred Stock, Debt Securities or Warrants of the Company that may be offered and sold pursuant to the registration statement to which this prospectus relates.
We prepare our financial statements in U.S. dollars and prepare our financial statements, including all of the financial statements incorporated by reference in this prospectus, in conformity with accounting principles generally accepted in the United States, or “U.S. GAAP.” Our fiscal year ends on December 31. In this prospectus, except where otherwise indicated, references to “$” or “dollars” are to the lawful currency of the United States.
This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
We have not authorized any person to provide you with any information other than that contained in or incorporated by reference into this prospectus or any prospectus supplement or that is contained in any free writing prospectus issued by us. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. The distribution of this prospectus and sale of the securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are only offering the securities in states where offers are permitted. You should assume that the information appearing in this prospectus or in any prospectus supplement is accurate as of the date on the front cover of those documents only. Our business, financial condition, results of operations and prospects may have changed since that date.
OMNIPOD®, DASH™, Omnipod CONTROL™, Omnipod DISPLAY™, Omnipod VIEW™, OMNIPOD U-200™, OMNIPOD U-500™, HORIZON™, Pod Pals™ and Podder™ and our logo are some of our trademarks used in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.
ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents we incorporate herein by reference, contains, and the Company may from time to time make, written or oral “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.
These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, those discussed elsewhere in this prospectus, the risks discussed in our other filings with the SEC and the following:
•
risks associated with public health crises and pandemics, such as the COVID-19 global pandemic, including the duration of the outbreak, government actions and restrictive measures implemented in response, supply chain disruptions, delays in clinical trials, and other impacts to the business, or on the Company’s ability to execute business continuity plans;

•
risks associated with our dependence on our principal product platform, the Omnipod Insulin Management System (the “Omnipod System”), and our ability to design, develop, manufacture and commercialize future products;

•	our ability to reduce production costs and increase customer orders and manufacturing volumes;
•	adverse changes in general economic conditions;
•	the impact of healthcare reform laws;
•	our ability to raise additional funds in the future on acceptable terms or at all;
•	supply problems or price fluctuations with sole source or third-party suppliers on which we are dependent;
•	the potential establishment of a competitive bid program for conventional insulin pumps;
•	failure to retain key supplies and/or supplier pricing discounts and achieve satisfactory gross margins;
•
international business risks, including regulatory, commercial and logistics risks associated with the Company selling its products in Europe in light of the uncertainty related to the separation of the United Kingdom from the European Union (“Brexit”);

•
our inability to secure and retain adequate coverage or reimbursement from third-party payors for the Omnipod System or future products and potential adverse changes in reimbursement rates or policies relating to the Omnipod System or future products;

•	failure to retain key payor partners and their members;
•	adverse effects resulting from competition;
•	technological change and product innovation adversely affecting our business;
•
changes to or termination of our license to incorporate a blood glucose meter into the Omnipod System or our inability to enter into new license or other agreements with respect to the Omnipod System’s current or future features;

•	challenges to the future development of our non-insulin drug delivery product line;

•	our ability to protect our intellectual property and other proprietary rights;
•	conflicts with the intellectual property of third parties, including claims that our current or future products infringe or misappropriate the proprietary rights of others;
•	adverse regulatory or legal actions relating to the Omnipod System or future products;
•	failure of our contract manufacturers or component suppliers to comply with the U.S. Food and Drug Administration’s (“FDA”) quality system regulations;
•	potential adverse impacts resulting from a recall, or discovery of serious safety issues, of our products;
•
the potential violation of the U.S. Foreign Corrupt Practices Act or any other federal, state or foreign anti-bribery/anti-corruption law or laws prohibiting “kickbacks” or protecting the confidentiality of health information or other protected personal information, or any challenge to or investigation into our practices under these laws;

•	product liability and other lawsuits that may be brought against us, including stemming from off-label use of our products;
•	breaches or failures of our products or information technology systems, including by cyberattack;
•	reduced retention rates of our customer base;
•	unfavorable results of clinical studies relating to the Omnipod System or future products, or the products of our competitors;
•	future publication of articles or announcement of positions by diabetes associations or other organizations that are unfavorable to the Omnipod System;
•	the concentration of our manufacturing operations and storage of inventory in a limited number of locations;
•	our ability to attract and retain personnel;
•	our ability to scale our business to support revenue growth;
•	fluctuations in quarterly results of operations;
•	risks associated with potential future acquisitions or investments in new businesses;
•	our ability to generate sufficient cash to service all of our indebtedness;
•	the expansion of our distribution network;
•	the volatility of the trading price of our Common Stock;
•	risks related to future sales of our common stock or the conversion of any of our convertible senior notes;
•	potential limitations on our ability to use our net operating loss carryforwards; and
•	anti-takeover provisions in our organizational documents.
The risk factors discussed in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the period ended March 31, 2020, each of which is incorporated by reference herein, could cause our results to differ materially from those expressed in forward-looking statements. In addition, there may be other risks and uncertainties that we are unable to identify or predict at this time or that we currently do not expect to have a material adverse effect on our business. All forward-looking statements set forth in this prospectus are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequence to or effects on us or our business or operations. Forward-looking statements set forth in this prospectus speak only as of the date hereof and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

PROSPECTUS SUMMARY
The Company
We are primarily engaged in the development, manufacture and sale of our proprietary Omnipod System, an innovative, continuous insulin delivery system for people with insulin-dependent diabetes. There are two primary types of insulin therapy practiced today: multiple daily injection (“MDI”) therapy using syringes or insulin pens; and pump therapy using insulin pumps. Insulin pumps are used to perform continuous subcutaneous insulin infusion, or insulin pump therapy, and typically use a programmable device and an infusion set to administer insulin into a person’s body. Insulin pump therapy has been shown to provide people with insulin-dependent diabetes with numerous advantages relative to MDI therapy. The Omnipod System features a small, lightweight, self-adhesive disposable tubeless Omnipod device (“Pod”) that is worn on the body for up to three days at a time; and its wireless companion, the handheld Personal Diabetes Manager. The Omnipod System, which features discreet and easy-to-use devices communicates wirelessly, provides for virtually pain-free automated cannula insertion and eliminates the need for traditional MDI therapy or the use of traditional pump and tubing. We believe that the Omnipod System’s unique proprietary design and features allow people with insulin-dependent diabetes to manage their diabetes with unprecedented freedom, comfort, convenience and ease.
In addition to the diabetes market space, we have partnered with pharmaceutical and biotechnology companies to tailor the Omnipod System technology platform for the delivery of non-insulin subcutaneous drugs across other therapeutic areas. Most of our drug delivery revenue currently consists of sales of Pods to Amgen for use in the Neulasta Onpro kit, an innovative delivery system for Amgen’s white blood cell booster to help reduce the risk of infection after intense chemotherapy.
Our mission is to improve the lives of people with diabetes. To assist in achieving this mission, we are focused on the following key strategic imperatives:
•	delivering consumer-focused innovation;
•	ensuring the best customer experience globally;
•	expanding our global footprint; and
•	driving operational excellence.
Our principal executive offices are located at 100 Nagog Park, Acton, Massachusetts 01720. Our telephone number is (978) 600-7000. We maintain a website at www.insulet.com where general information about the Company is available. The contents of our website are not incorporated by reference into this prospectus and our website address is included as an inactive textual reference only. Our stock is listed on the NASDAQ Global Market under the symbol “PODD.” For further information regarding Insulet Corporation, including financial information, you should refer to our recent filings with the SEC. See “Where You Can Find More Information.”
The Offering
Under this prospectus, the Company may offer and sell to the public in one or more series or issuances Common Stock, Preferred Stock, Debt Securities, Warrants and/or Units.

RISK FACTORS
An investment in our securities involves risks. Before making an investment decision, you should carefully consider the risks described in our filings with the SEC referred to under the heading “Where You Can Find More Information,” including the risks discussed in the section entitled “Risk Factors” from our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, each of which is incorporated by reference herein, as updated by annual, quarterly and other reports and documents we file with the SEC thereafter and that are so incorporated herein. Additional risk factors will be included in a prospectus supplement relating to a particular series or offering of securities.

USE OF PROCEEDS
Unless we state differently in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by us pursuant to this prospectus and any applicable prospectus supplement for general corporate purposes.

DESCRIPTION OF COMMON STOCK
The following is a description of the material terms of the Common Stock, as well as other material terms of our Eighth Amended and Restated Certificate of Incorporation, as amended (the “Company Certificate”), and our Amended and Restated Bylaws (the “Bylaws”). This description is only a summary and does not purport to be complete and is subject to, and qualified in its entirety by, the Company Certificate and the Bylaws and by applicable law. The terms of the Common Stock may also be affected by Delaware law. You should read this summary together with the Company Certificate and Bylaws, which are included as exhibits to the registration statement of which this prospectus is part and incorporated by reference herein.
General
We currently have 100,000,000 authorized shares of Common Stock, par value $0.001 per share, of which 63,084,855 shares were issued and outstanding as of April 30, 2020.
Voting
Holders of our Common Stock are entitled to one vote per share on matters to be voted on by stockholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our Board in its discretion out of funds legally available therefor. Holders of our Common Stock have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to the Company Certificate that alter or change the powers, preferences, rights or other terms of any outstanding Preferred Stock if the holders of such affected series of Preferred Stock are entitled to vote on such an amendment.
Dividends
Holders of our Common Stock are entitled to share ratably in any dividends declared by our Board, subject to any preferential dividend rights of any outstanding Preferred Stock. Dividends consisting of shares of Common Stock may be paid to holders of shares of Common Stock. We have never declared or paid cash dividends on our capital stock. We do not intend to pay cash dividends in the foreseeable future.
Liquidation and Dissolution
Upon our liquidation or dissolution, the holders of our Common Stock will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of Preferred Stock outstanding at the time.
Our Rights and Restrictions
Our Common Stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such stock. Our Common Stock is not subject to redemption by us. The Company Certificate and the Bylaws do not restrict the ability of a holder of Common Stock to transfer the stockholder’s shares of Common Stock. When we issue shares of Common Stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any statutory preemptive or similar rights.
Anti-Takeover Effects of Various Provisions of Delaware Law and the Company Certificate and Bylaws
Provisions of the Delaware General Corporation Law (the “DGCL”) could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15 percent or more of a corporation’s voting stock.
Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:
•	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or
•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by (i) persons who are directors and also officers and (ii) employee stock plans, in some instances; or

•
at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the Board, including discouraging attempts that might result in a premium over the market price for the shares of Common Stock.
No Cumulative Voting. The holders of our Common Stock do not have any cumulative voting rights.
Limitation of Liability and Indemnification of Officers and Directors. The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors, which the Company Certificate does. The Bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of the Company, or for serving at our request as a director or officer or in another position at another corporation or enterprise, as the case may be. The Bylaws also provide that we must advance expenses to our directors and officers, subject to our receipt of an undertaking from the indemnitee as may be required under the DGCL to repay any expenses so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified against such expenses. The Bylaws also expressly authorize us to carry directors’ and officers’ insurance to protect the Company and our directors, officers and non-officer employees from certain liabilities.
The limitation of liability and indemnification provisions in the Company Certificate and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. We may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Authorized but Unissued Shares of Common Stock. Our authorized but unissued shares of Common Stock and Preferred Stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions, employee benefit plans and stockholder rights plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Undesignated Preferred Stock. The Company Certificate authorizes undesignated Preferred Stock. As a result, our Board may, without the approval of holders of Common Stock, issue shares of Preferred Stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of the Company.
Staggered Board. The Company Certificate provides that our Board be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our Board only by successfully engaging in a proxy contest at two or more annual meetings.
Stockholder Action; Special Meeting of Stockholders. The Company Certificate provides that our stockholders may not take any action by written consent, but only may take action at duly called annual or special meetings of stockholders. The Bylaws further provide that special meetings of our stockholders may be only called by our Board with a majority vote of our Board.
Advance Notice Requirements for Stockholder Proposals and Director Nominations. The Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice needs to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders, subject to certain exceptions specified in the Bylaws. The Bylaws will also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Removal of Directors. The Company Certificate provides that a director on our Board may be removed from office only with cause and only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of our directors.
Amendments to Organizational Documents. The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless otherwise provided in the certificate of incorporation. The Company Certificate provides that certain articles of our Company Charter may only be amended or repealed by the affirmative vote of not less than 75% of the outstanding shares entitled to vote on such a matter.
Listing
Our Common Stock is listed on The NASDAQ Global Market under the trading symbol “PODD.”
Transfer Agent and Registrar
The transfer agent and registrar for the Common Stock is Computershare Trust Company, N.A., whose principal executive office is located at 250 Royall Street, Canton, MA 02021.

DESCRIPTION OF PREFERRED STOCK
The following description of the terms of the Preferred Stock we may issue sets forth certain general terms and provisions of any series of Preferred Stock to which any prospectus supplement may relate. Particular terms of the Preferred Stock offered by any prospectus supplement and the extent, if any, to which these general terms and provisions will apply to any series of Preferred Stock so offered will be described in the prospectus supplement relating to the applicable Preferred Stock. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such series of Preferred Stock. This description does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Delaware law and the provisions of the Company Certificate relating to Preferred Stock.
We currently have 5,000,000 authorized shares of Preferred Stock, par value $0.001 per share, none of which was outstanding as of April 30, 2020. Preferred Stock may be issued independently or together with any other securities and may be attached to or separate from the other securities.
Pursuant to Delaware law and the Company Certificate, our Board has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of Preferred Stock. Our Board may issue Preferred Stock in one or more series and has the authority to fix the rights, preferences, privileges and restrictions of this Preferred Stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of a series, without further vote or action by the stockholders. The ability of our Board to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. The Preferred Stock may be convertible or exchangeable for Common Stock, Preferred Stock or other securities.
Our Board, in approving the issuance of a series of Preferred Stock and the applicable prospectus supplement, will set forth with respect to such series, the following:
•	the number of shares constituting such series;
•	the designation of such series;
•	the voting powers, if any, of the shares of such series; and
•	the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series.
The terms of each series of Preferred Stock will be described in the prospectus supplement related to such series of Preferred Stock and will contain a discussion of any material U.S. Federal income tax considerations applicable to such series of Preferred Stock.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information that may be included in any applicable prospectus supplement and in any related free writing prospectuses, summarizes the material terms and provisions of the debt securities that the Company may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that the Company may offer, the particular terms of any debt securities will be described in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. In this section entitled “Description of Debt Securities,” when we refer to the “Company,” we are referring to Insulet Corporation and not any of its subsidiaries.
The Company may issue debentures, notes, bonds or other evidences of indebtedness, which we refer to as debt securities, from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities. The debt securities may be convertible or exchangeable for Common Stock, Preferred Stock or other securities. If the Company issues debt securities pursuant to an indenture, the trustee under such indenture will be specified in the applicable prospectus supplement. The specific terms of debt securities being offered will be described in the applicable prospectus supplement. The statements and descriptions in this prospectus or in any prospectus supplement or any document incorporated by reference in this prospectus or applicable prospectus supplement regarding provisions of debt securities and any indentures are summaries of those provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements the Company may enter into from time to time which are permitted under the debt securities or any indenture) to be entered into between the Company and the trustee named in the applicable prospectus supplement, which will be filed by amendment as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a periodic report filed under the Exchange Act, including the definitions of specified terms used in the indenture, and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). You should read the summary below, the applicable prospectus supplement and the indenture and any related documents before making your investment decision.
The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:
•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;
•	any limit upon the aggregate principal amount of the debt securities;
•	the date or dates on which the principal amount of the debt securities will mature;
•
if the debt securities bear interest, the rate or rates at which the debt securities bear interest, or the method for determining the interest rate, and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable, or the method for determining such dates, and the regular record dates for interest payments;
•
if the debt securities are convertible, the number of securities or shares of any class, classes or series into which the debt securities will be convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be mandatory, at the Company’s option or at the option of the holders of the debt securities, the events requiring an adjustment of the conversion price, provisions affecting conversion in the event of redemption of the debt securities, restrictions on conversion and any other terms governing such conversion;

•
the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon the Company may be served;

•	any optional redemption provisions, which would allow the Company to redeem the debt securities in whole or in part;
•	any sinking fund or other provisions that would obligate the Company to redeem, repay or purchase the debt securities;

•
if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;
•
the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	the name and location of the corporate trust office of the applicable trustee under the indenture for such debt securities;
•	if other than United States dollars, the currency in which the debt securities will be paid or denominated;
•
if the debt securities are to be payable, at the election of the Company or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;
•	if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;
•	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;
•	any provisions for the satisfaction and discharge or defeasance or covenant defeasance of the indenture under which the debt securities are issued;
•	the date as of which any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;
•	whether and under what circumstances the Company will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;
•
whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary;

•
if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of the Company’s other liabilities and obligations;
•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of the Company’s subsidiaries;
•	whether the debt securities will be secured or unsecured;
•	the forms of the debt securities;
•	a discussion of any material United States federal income tax consequences of owning and disposing of the debt securities; and
•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act.

This prospectus is part of a registration statement that provides that the Company may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless otherwise indicated in the applicable prospectus supplement, the aggregate principal amount of debt securities that may be issued under the applicable indenture is unlimited. Unless otherwise indicated in the applicable prospectus supplement, the Company may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance.
We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

DESCRIPTION OF WARRANTS
We may issue Warrants for the purchase of Common Stock, Preferred Stock or Debt Securities. Warrants may be issued independently or together with shares of Common Stock, Preferred Stock or Debt Securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of Warrants will be issued under a separate warrant certificate to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. The following summary of certain provisions of the Warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant certificate that will be filed with the SEC in connection with the offering of such Warrants.
The prospectus supplement relating to a particular issue of Warrants will describe the terms of such Warrants, including the following:
•	the title of such Warrants;
•	the offering price for such Warrants, if any;
•	the aggregate number of such Warrants;
•	the designation and terms of the securities purchasable upon exercise of such Warrants;
•	if applicable, the designation and terms of the securities with which such Warrants are issued and the number of such Warrants issued with each such security;
•	if applicable, the date from and after which such Warrants and any securities issued therewith will be separately transferable;
•
the principal amount of Debt Securities purchasable upon exercise of a Warrant and the price at which such principal amount of Debt Securities may be purchased upon exercise (which price may be payable in cash, securities or other property) and the number of shares of Common Stock or Preferred Stock purchasable upon exercise of a Warrant and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such Warrants that may be exercised at any one time;
•	whether the Warrants represented by the warrant certificates or Debt Securities that may be issued upon exercise of the Warrants will be issued in registered or bearer form;
•	information with respect to book-entry procedures, if any;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, a discussion of material U.S. Federal income tax considerations;
•	the anti-dilution provisions of such Warrants, if any;
•	the redemption or call provisions, if any, applicable to such Warrants; and
•	any additional terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

DESCRIPTION OF UNITS
We may issue Units consisting of one or more of our Common Stock, Preferred Stock, Debt Securities or Warrants.
The prospectus supplement relating to a particular issue of Units will describe the terms of such Units, including the following:
•
the terms of the Units and of any of our Common Stock, Preferred Stock, Debt Securities or Warrants comprising the Units, including whether and under what circumstances the securities comprising the Units may be traded separately;

•	a description of the terms of any Unit agreement governing the Units;
•	a description of the provisions for the payment, settlement, transfer or exchange of the Units; and
•	if applicable, a discussion of any material U.S. Federal income tax considerations.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus and applicable prospectus supplements:
•	to or through underwriters or through dealers;
•	in short or long transactions;
•	through agents;
•	directly to purchasers; or
•	through a combination of any such methods of sale.
If underwriters are used to sell securities, we will enter into an underwriting agreement or similar agreement with them at the time of the sale to them. In that connection, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act.
The applicable prospectus supplement relating to an offering of securities will set forth:
•	the offering terms, including the name or names of any underwriters, dealers or agents;
•	the purchase price of the securities being offered and the proceeds to us, if any, from such sale;
•	any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;
•	any initial public offering price;
•	any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers;
•	in the case of the Debt Securities, the interest rate, maturity and redemption provisions;
•	details regarding overallotment options under which underwriters may purchase additional securities from us, if any;
•	the securities exchanges on which the securities may be listed, if any; and
•	any other information we think is important.
If underwriters or dealers are used in the sale, the securities may be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions in accordance with the rules of The NASDAQ Global Market:
•	at a fixed price or prices that may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers may be changed from time to time.
Any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by the underwriters and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
We may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with us, including, without limitation, in connection with distributions of the securities by those broker-dealers. We may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. We may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.
Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of such contracts. Institutions to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by the Company. The underwriters and other persons soliciting such contracts will have no responsibility for the validity of such arrangements or the performance of the Company or such institutions thereunder.
Underwriters, dealers and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement and will be subject to the restrictions and limitations contained in the applicable provisions, if any, of Delaware law and the Company Certificate. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for us in the ordinary course of business, for which they receive compensation. However, any possible conflicts of interest of any underwriter, dealer or agent will be disclosed in the applicable prospectus supplement.
Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.
Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered in accordance with Regulation M under the Exchange Act. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on The NASDAQ Global Market, in the over-the-counter market or otherwise. These activities will be described in more detail in the sections entitled “Plan of Distribution” or “Underwriting” in the applicable prospectus supplement.
Each series of offered securities will be a new issue, other than the shares of Common Stock, which are listed on The NASDAQ Global Market. We may elect to list any series of offered securities on an exchange, and in the case of the Common Stock, on any additional exchange, but unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and our website at www.insulet.com. The contents of our website are not incorporated by reference into or otherwise part of this prospectus and our website address is included as an inactive textual reference only. We also furnish our stockholders with annual reports containing consolidated financial statements audited by an independent accounting firm.
We are “incorporating by reference” into this prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities offered hereby are sold. However, unless otherwise stated in the applicable reports, information furnished (rather than filed) in Current Reports on Form 8-K (including under Item 2.02 or 7.01 of our Current Reports on Form 8-K) is not incorporated by reference. This prospectus is part of a registration statement filed with the SEC.
We are “incorporating by reference” into this prospectus the following documents that we have filed with the SEC, and our future filings with the SEC (other than information furnished and not filed, including under Item 2.02 or 7.01, in current reports on Form 8-K) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 until this offering is completed:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on February 26, 2020;
•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 filed with the SEC on May 8, 2020;
•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from the Definitive Proxy Statement on Schedule 14A filed with the SEC on April 13, 2020; and

•
The description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 11, 2007, including any amendment or report filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus by reference but not delivered with the prospectus. You can obtain free copies of such documents if you call us at (978) 600-7000 or write us at the following address:
Insulet Corporation
100 Nagog Park
Acton, Massachusetts 01720
Attn: Secretary
You may also visit our website at www.insulet.com for free copies of any such document.
This prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein may contain summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.
You should not assume that the information in this document is accurate as of any date other than that on the front cover of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

LEGAL MATTERS
Certain matters with respect to the validity of the offered securities will be passed upon by Wachtell, Lipton, Rosen & Katz, New York, New York. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in this registration statement have been so incorporated by reference in reliance upon the report Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.	Other Expenses of Issuance and Distribution.
The following are the categories of expenses to be incurred in connection with the issuance and distribution of the securities registered under this registration statement, other than underwriting discounts and commissions. Actual amounts will be provided in the applicable prospectus supplement.
SEC Registration Fee	*
Legal Fees	**
Accounting Fees and Expenses	**
Printing, Engraving and Mailing Fees	**
Trustees’ Fees and Expenses	**
Rating Agency Fees	**
Miscellaneous Expenses	**
Total Expenses	**
*
To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act.

**
Estimated fees and expenses are not presently known. The foregoing sets forth the general categories of fees and expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate fees and expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15.	Indemnification of Directors and Officers.
Article V of the Bylaws provides as follows:
SECTION 1. Definitions. For purposes of this Article:
(a) “Corporate Status” describes the status of a person who is serving or has served (i) as a Director of the Corporation, (ii) as an Officer of the Corporation, or (iii) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity which such person is or was serving at the request of the Corporation. For purposes of this Section 1(a), an Officer or Director of the Corporation who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Corporation. In addition, with respect to any person who is or was a Non-Officer Employee, “Corporate Status” describes the status of such person who is serving or has served as an employee or agent of the Corporation. Notwithstanding the foregoing, “Corporate Status” shall not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the Corporation with respect to such person’s activities prior to said transaction, unless specifically authorized by the Board of Directors or the stockholders of the Corporation;
(b) “Director” means any person who serves or has served the Corporation as a director on the Board of Directors of the Corporation;
(c) “Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding;
(d) “Expenses” means all attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

(e) “Liabilities” means judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement;
(f) “Non-Officer Employee” means any person who serves or has served as an employee or agent of the Corporation, but who is not or was not a Director or Officer;
(g) “Officer” means any person who serves or has served the Corporation as an officer of the Corporation appointed by the Board of Directors of the Corporation;
(h) “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; and
(i) “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.
SECTION 2. Indemnification of Directors and Officers.
(a) Subject to the operation of Section 4 of this Article V of these By-laws, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) and to the extent authorized in this Section 2.
(1) Actions, Suits and Proceedings Other than By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses and Liabilities that are actually and reasonably incurred or paid by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein (other than an action by or in the right of the Corporation), which such Director or Officer is, or is threatened to be made, a party to or participant (as a witness or otherwise) in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.
(2) Actions, Suits and Proceedings By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses that are actually and reasonably incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein by or in the right of the Company, which such Director or Officer is, or is threatened to be made, a party to or participant (as a witness or otherwise) in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that no indemnification shall be made under this Section 2(a)(2) in respect of any claim, issue or matter as to which such Director or Officer shall have been finally adjudged by a court of competent jurisdiction to be liable to the Company, unless, and only to the extent that, the Court of Chancery or another court in which such Proceeding was brought shall determine upon application that, despite adjudication of liability, but in view of all the circumstances of the case, such Director or Officer is fairly and reasonably entitled to indemnification for such Expenses that such court deems proper.
(3) The rights of indemnification provided by this Section 2 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. Notwithstanding the foregoing, the Corporation shall not be required to indemnify any Director or Officer seeking indemnification pursuant to this Section 2 in connection with a

Proceeding initiated by such Director or Officer unless (i) such Proceeding was authorized in advance by the Board of Directors of the Corporation, or (ii) indemnification of Expenses is required pursuant to Section 7(b) of these By-laws in connection with a Proceeding brought to enforce an Officer or Director’s rights to indemnification or advancement of Expenses.
SECTION 3. Indemnification of Non-Officer Employees. Subject to the operation of Section 4 of this Article V of these By-laws, each Non-Officer Employee may, in the discretion of the Board of Directors of the Corporation, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all Expenses and Liabilities that are actually and reasonably incurred by such Non-Officer Employee or on such Non- Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant (as a witness or otherwise) in by reason of such Non-Officer Employee’s Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.
SECTION 4. Good Faith. Unless ordered by a court, no indemnification shall be provided pursuant to this Article V to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made, with respect to a person who is a Director or Officer of the Corporation at the time of such determination, by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (b) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation. Such determination shall be made, with respect to any person who is not a Director or Officer of the Corporation at the time of such determination, in the manner determined by the Board of Directors.
SECTION 5. Advancement of Expenses to Directors Prior to Final Disposition.
(a) The Corporation shall advance all Expenses actually and reasonably incurred by or on behalf of any Director or Officer in connection with any Proceeding which such Director or Officer is, or is threatened to be made, a party to or participant (as a witness or otherwise) in by reason of such Director’s or Officer’s Corporate Status within 30 days after the receipt by the Corporation of a written statement from such Director or Officer requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by or on behalf of such Director or Officer and shall be preceded or accompanied by an undertaking by or on behalf of such Director or Officer to repay any Expenses so advanced if it shall ultimately be determined that such Director or Officer is not entitled to be indemnified against such Expenses. Notwithstanding the foregoing, the Corporation shall not be required to advance Expenses incurred by or on behalf of any Director or Officer seeking advancement of Expenses pursuant to this Section 5 in connection with a Proceeding initiated by such Director or Officer unless such Proceeding was authorized in advance by the Board of Directors of the Corporation.
(b) If a claim for advancement of Expenses hereunder by a Director or Officer is not paid in full by the Corporation within 30 days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the Expenses of prosecuting such suit. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Article V shall not be a defense to the action and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director or Officer is not entitled to an advancement of Expenses shall be on the Corporation.

(c) In any suit brought by the Corporation to recover an advancement of Expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such Expenses upon a final adjudication that the Director or Officer has not met any applicable standard for indemnification set forth in the DGCL.
SECTION 6. Advancement of Expenses to Non-Officer Employees Prior to Final Disposition.
(a) The Corporation may, at the discretion of the Board of Directors of the Corporation, advance any or all Expenses actually and reasonably incurred by or on behalf of any Non- Officer Employee in connection with any Proceeding which such Non-Officer Employee is, or is threatened to be made, a party to or participant (as a witness or otherwise) in by reason of his or her Corporate Status upon the receipt by the Corporation of a statement or statements from such Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by or on behalf of such Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such Non-Officer Employee to repay any Expenses so advanced if it shall ultimately be determined that such Non-Officer Employee is not entitled to be indemnified against such Expenses.
(b) In any suit brought by the Corporation to recover an advancement of Expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such Expenses upon a final adjudication that the Non-Officer Employee has not met any applicable standard for indemnification set forth in the DGCL.
SECTION 7. Contractual Nature of Rights.
(a) The foregoing provisions of this Article V shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Article V is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.
(b) If a claim for indemnification hereunder by a Director or Officer is not paid in full by the Corporation within 60 days after receipt by the Corporation of a written claim for indemnification, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the Expenses of prosecuting such suit. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification under this Article V shall not be a defense to the action and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director or Officer is not entitled to indemnification shall be on the Corporation.
(c) In any suit brought by a Director or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director or Officer has not met any applicable standard for indemnification set forth in the DGCL.
SECTION 8. Non-Exclusivity of Rights. The rights to indemnification and to advancement of Expenses set forth in this Article V shall not be exclusive of any other right which any Director, Officer, or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise.
SECTION 9. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer or Non- Officer Employee, or arising out of any such person’s Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article V.
SECTION 10. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person under this Article V as a result of such person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise.

Article VII of the Company Certificate provides as follows:
A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Any repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a Director at the time of such repeal or modification.
Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful.
A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.
We also maintain general liability insurance which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.
Any underwriting agreements that we may enter into will likely provide for the indemnification of us, our controlling persons, our directors and certain of our officers by the underwriters against certain liabilities, including liabilities under the Securities Act.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy and is, therefore, unenforceable.
ITEM 16.	Exhibits and Financial Statement Schedules.
Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement for Common Stock.

1.2*	Form of Underwriting Agreement for Preferred Stock.

1.3*	Form of Underwriting Agreement for Debt Securities.

1.4*	Form of Underwriting Agreement for Warrants.

1.5*	Form of Underwriting Agreement for Units.

3.1	Eighth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form S-8 (No. 333-144636) filed July 17, 2007).

Exhibit Number	Description of Exhibit
3.2	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed February 26, 2016).

4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to our Registration Statement on Form S-1 (File No. 333-140694) filed April 25, 2007).

4.2
Indenture, dated as of November 10, 2017, between Insulet Corporation and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, filed on November 13, 2017).

4.3	Form of 1.375% Convertible Senior Notes due 2024 (included in Exhibit 4.2).

4.4
Indenture, dated as of September 6, 2019, between Insulet Corporation and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed September 9, 2019).

4.5	Form of 0.375% Convertible Notes due 2026 (included in Exhibit 4.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2019, filed November 6, 2019).

4.6*	Form of Senior Debt Securities.

4.7*	Form of Subordinated Debt Securities.

4.8*	Form of Warrant.

4.9*	Form of Warrant Agreement.

5.1	Opinion of Wachtell, Lipton, Rosen & Katz.

23.1	Consent of Grant Thornton LLP, independent registered public accounting firm.

23.2	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature pages hereto).

25.1**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939.

101	Interactive Data File.
*
To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by the registrant in connection with a specific offering, and incorporated herein by reference.

**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.
ITEM 17.	Undertakings.
(a)	The undersigned registrant hereby undertakes:
1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;
2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
4.	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) under the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B under the Securities Act relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) under the Securities Act for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B under the Securities Act, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

5.
That, for the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Acton, State of Massachusetts, on this 12th day of May, 2020.
INSULET CORPORATION

By:	/s/ Shacey Petrovic
	Name:	Shacey Petrovic
	Title:	President and Chief Executive Officer
POWER OF ATTORNEY
We, the undersigned directors and officers of Insulet Corporation, do hereby constitute and appoint Shacey Petrovic and Wayde McMillan, and each of them singly, our true and lawful attorneys and agents, with full power of substitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm that all said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ Shacey Petrovic	President and Chief Executive Officer (Principal Executive Officer)	May 12, 2020
Name: Shacey Petrovic

/s/ Wayde McMillan	Chief Financial Officer (Principal Financial Officer)	May 12, 2020
Name: Wayde McMillan

/s/ Lauren Budden	Chief Accounting Officer and Controller (Principal Accounting Officer)	May 12, 2020
Name: Lauren Budden

/s/ Sally Crawford	Director	May 12, 2020
Name: Sally Crawford

/s/ John A. Fallon, M.D.	Director	May 12, 2020
Name: John A. Fallon, M.D.

/s/ James R. Hollingshead	Director	May 12, 2020
Name: James R. Hollingshead

/s/ Jessica Hopfield	Director	May 12, 2020
Name: Jessica Hopfield

Signature	Title	Date

/s/ David A. Lemoine	Director	May 12, 2020
Name: David A. Lemoine

/s/ Michael R. Minogue	Director	May 12, 2020
Name: Michael R. Minogue

/s/ Corinne H. Nevinny	Director	May 12, 2020
Name: Corinne H. Nevinny

/s/Timothy J. Scannell	Director	May 12, 2020
Name: Timothy J. Scannell